UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Pinnacle Financial Partners, Inc.
150 3rd Avenue South
Suite 900
Nashville, TN 37201

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2020
_______________

April 8, 2020
_______________

The following Notice of Change of Location relates to the definitive proxy statement of Pinnacle Financial Partners, Inc. (the “Company”), dated March 12, 2020 (the “Proxy Statement”), furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020 (the “Annual Meeting”). These definitive additional materials are being filed with the Securities and Exchange Commission and are first being made available to shareholders on or about April 8, 2020.

PLEASE READ THE FOLLOWING NOTICE CAREFULLY IN CONJUNCTION WITH
THE PROXY STATEMENT.
______________________________

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2020

To the shareholders of
Pinnacle Financial Partners, Inc.:

In an effort to support the health and well-being of our shareholders, employees, partners and communities, in light of developments regarding the ongoing novel coronavirus, or COVID-19, global pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Financial Partners, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020 at 11:00 a.m. Central Daylight Time. However, the Annual Meeting now will be held solely by remote communication, in a “virtual only” format. Shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials that were previously distributed in connection with the Annual Meeting (the “Proxy Materials”), all shareholders of record of our common stock as of the close of business on February 28, 2020 (the “Record Date”) are entitled to participate in the Annual Meeting. Shareholders and other interested parties can access the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/PNFP2020.

Shareholders desiring to login to the virtual Annual Meeting will have two options: You can join as a “Shareholder” or you can join as a “Guest.” If you join as a “Shareholder,” you will be required to have a control number and password. The control number can be found on the proxy card, voting instruction form, notice or email you previously received. Once properly admitted to the meeting, all shareholders of record as of the Record Date will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting website. Technical support, including related support phone numbers, will be available on the virtual Annual Meeting platform at http://www.virtualshareholdermeeting.com/PNFP2020 beginning at 10:45 AM Central Time on April 21, 2020 through the conclusion of the Annual Meeting.

If you were not a shareholder as of the Record Date or do not have a control number, you may still attend the meeting as a “Guest” (non-shareholder), but you will not have the ability to vote or ask questions.

A list of shareholders of record as of the Record Date is available for inspection by shareholders at the principal executive offices of the Company located at 150 Third Avenue South, Suite 900, Nashville, TN 37221, and will be available for inspection by shareholders at the virtual Annual Meeting. All requests to access the list prior to the Annual Meeting should be directed to the Corporate Secretary at Hugh.Queener@pnfp.com.

It is important that you read the Proxy Materials and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials. If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareholders will remain valid and will be voted at the virtual Annual Meeting unless revoked. The proxy card included with the Proxy Materials will not be updated to reflect the change in location. You may continue to use the proxy card to vote your shares of common stock in connection with the Annual Meeting.

WHETHER OR NOT YOU PLAN TO LOG INTO THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

Date: April 8, 2020
BY ORDER OF THE BOARD OF DIRECTORS

Hugh Queener.
Corporate Secretary

_______________

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 21, 2020: Our 2020 Proxy Statement and 2019 Annual Report are available free of charge on our website at www.pnfp.com. The Company uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about March 12, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to shareholders, which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.